Exhibit 10.3

Execution Version

THIRD AMENDMENT TO FIFTH AMENDED AND RESTATED

CREDIT AGREEMENT

This THIRD AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made as of April 29, 2020, by and among ANTERO RESOURCES CORPORATION, a Delaware corporation (the “Borrower”), CERTAIN SUBSIDIARIES OF BORROWER, as Guarantors, the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).  Unless otherwise expressly defined herein, capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in the Credit Agreement (as defined below).

WITNESSETH:

WHEREAS, Borrower, the Guarantors, the Administrative Agent and the Lenders have entered into that certain Fifth Amended and Restated Credit Agreement, dated as of October 26, 2017 (as the same has been amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Agreement” and as further amended by this Amendment, the “Credit Agreement”); and

WHEREAS, Borrower has requested that Administrative Agent and the Lenders enter into this Amendment to amend certain terms of the Existing Agreement as set forth herein; and

WHEREAS, Administrative Agent, the Lenders, Borrower and Guarantors desire to amend the Existing Agreement as provided herein upon the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Borrower, the Guarantors, the Administrative Agent and the Majority Lenders hereby agree as follows:

SECTION 1. Amendments to Credit Agreement.  Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 3 of this Amendment, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Existing Agreement shall be amended, effective as of the Third Amendment Effective Date, in the manner provided in this Section 1.

1.1 Added Definitions. The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read in their entirety as follows:

“Consolidated Cash Balance”  means, at any time, the aggregate amount of cash and Permitted Investments, of the Borrower and its Restricted Subsidiaries.

“Consolidated Cash Balance Threshold” means $100,000,000.

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“Excess Cash”  means, at any time, the amount of the Consolidated Cash Balance in excess of the  Consolidated Cash Balance Threshold (other than (i) any cash set aside (including cash held in suspense or trust accounts) to pay royalty obligations, working interest obligations, production payments, severance taxes, payroll, payroll taxes, other taxes, employee wage and benefit payments and trust and fiduciary obligations and similar obligations of the Borrower or any Restricted Subsidiary, (ii) any cash set aside to pay in the ordinary course of business amounts of the Borrower or any Restricted Subsidiary then due and owing to Antero Midstream or any of its subsidiaries or any unaffiliated third parties and, in each case, for which the Borrower or such Restricted Subsidiary has issued checks or has initiated wires or ACH transfers in order to pay such amounts (or will issue checks or initiate wires or ACH transfers within five (5) Business Days) in order to pay such obligations and (iii) any cash or cash equivalents of the Borrower or any Restricted Subsidiary constituting purchase price deposits held in escrow by an unaffiliated third party pursuant to a binding and enforceable purchase and sale agreement or other similar agreements with an unaffiliated third party containing customary provisions regarding the payment and refunding of such deposits).

“Midstream Dividend Value” means the Engineered Value (as determined by the Administrative Agent) attributed to the dividend payable with respect to Equity Interests issued by Antero Midstream owned by the Borrower or any of its Restricted Subsidiaries.

“Production Payment” means a production payment obligation (whether volumetric or dollar denominated) of the Borrower or any of its Restricted Subsidiaries which are payable from a specified share of proceeds received from production from specified Oil and Gas Interests, together with all undertakings and obligations in connection therewith.

“Third Amendment Effective Date” means April 29, 2020.

1.2 Amended and Restated Definitions. The following definitions in Section 1.01 of the Credit Agreement are hereby amended and restated to read in their entirety as follows:

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1%, and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted

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LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until any amendment has become effective pursuant to Section 2.14(c) or Section 2.14(d)), then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 2.00%, such rate shall be deemed to be 2.00% for purposes of this Agreement.

“Applicable Rate” shall mean, for any day, with respect to any ABR Loan, Eurodollar Loan, or Unused Commitment Fee, as the case may be,

(a) at any time other than during an Investment Grade Period, the rate per annum set forth in the grid below based upon the Borrowing Base Usage in effect on such day:

Borrowing Base Usage Grid
Borrowing Base Usage	X < 25%	≥ 25% X <50%	≥ 50% X <75%	≥ 75% X <90%	X ≥ 90%
Eurodollar Loans Rate	1.75%	2.00%	2.25%	2.50%	2.75%
ABR Loans Rate	0.75%	1.00%	1.25%	1.50%	1.75%
Unused Commitment Fee Rate	0.300%	0.300%	0.350%	0.375%	0.375%

and (b) at any time during an Investment Grade Period, the rate per annum set forth in the grid below based upon the higher of the ratings assigned to the Borrower by Moody’s or S&P in effect on such day:

Ratings Grid
Credit Rating	≥ Baa1/BBB+	Baa2/BBB	Baa3/BBB-	≤ Ba1/BB+
Eurodollar Loans Rate	1.625%	1.75%	2.00%	2.25%
ABR Loans Rate	0.625%	0.75%	1.00%	1.25%
Unused Commitment Fee Rate	0.150%	0.200%	0.250%	0.300%

Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next change.

“Borrowing Base Properties” means the Oil and Gas Interests which have been evaluated by the Lenders and the Equity Interests issued by Antero Midstream, in each case, to which Lenders have given value for purposes of establishing the Borrowing Base.

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“Disposition” or “Dispose” means the sale, transfer, license, lease, exchange or other disposition (including any disposition in respect of Production Payments, any sale and leaseback transaction and any forfeiture) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith;  provided that, any modification of the dividend payable by Antero Midstream that results in a reduction of Midstream Dividend Value shall be deemed to be a Disposition of Borrowing Base Properties hereunder.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time; provided, that if any Interpolated rate shall be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“LIBO Screen Rate” means, for any day and time, with respect to any Eurodollar Borrowing for any Interest Period or for any ABR Borrowing, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars) for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate shall be less than 1.00%, such rate shall be deemed to be 1.00% for the purposes of this Agreement.

“Minimum Collateral Amount” means ninety percent (90%) of the Engineered Value of the Borrowing Base Properties included in (a) for the period from the Effective Date until the first Redetermination after the Effective Date, the Initial Borrowing Base and (b) at any time thereafter, the most recent Borrowing Base determined pursuant to Article III.

“Redetermination Date”  means each date on which the Borrowing Base is redetermined pursuant to the terms hereof, which shall be (a) with respect to any Scheduled Redetermination following the Third Amendment Effective Date, on or about April 15 and October 15 of each year, commencing October 15, 2020, (b) with respect to any Special Redetermination requested by the Borrower pursuant to Section 3.04, the first day of the first month which is not less than twenty (20)

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Business Days following the date of a request by the Borrower for a Special Redetermination and (c) with respect to any Special Redetermination requested by the Required Lenders pursuant to Section 3.04, the date notice of such Redetermination is delivered to the Borrower pursuant to Section 3.05.

“Restricted Subsidiary” means any Subsidiary that is not an Unrestricted Subsidiary

“Security Agreement” means that certain Sixth Amended and Restated Security Agreement, dated as of April 29, 2020, made by Borrower and the other grantors party thereto in favor of the Administrative Agent for the benefit of the Secured Parties covering, among other things, the rights and interests of the Grantors (as defined in the Security Agreement) in certain personal property.

“Unrestricted Subsidiary”  means (a) any Subsidiary of the Borrower that is formed or acquired after the Third Amendment Closing Date; provided that at such time (or promptly thereafter) the Borrower designates such Subsidiary an Unrestricted Subsidiary in a written notice to the Administrative Agent, (b) any Restricted Subsidiary subsequently designated as an Unrestricted Subsidiary by the Borrower in a written notice to the Administrative Agent; provided that in the case of (a) and (b), (i) such designation shall be deemed to be an Investment on the date of such designation, (ii) in the case of clause (b), such designation shall be deemed to be a Disposition of the assets owned by such Restricted Subsidiary on the date of such designation for the purposes of Section 7.05 and (iii) no Default or Event of Default would result from such designation after giving pro forma effect thereto and (c) each Subsidiary of an Unrestricted Subsidiary; provided further that, for the avoidance of doubt and notwithstanding anything to the contrary herein, Antero Midstream and any of its subsidiaries shall be deemed to be Unrestricted Subsidiaries under this Agreement. No Subsidiary may be designated as an Unrestricted Subsidiary if (x) it guarantees, or is a primary obligor of, any indebtedness, liabilities, or other obligations under any now existing or hereafter outstanding Senior Notes (or any Permitted Refinancing thereof) or (y) after such designation, it would be a “Restricted Subsidiary” for the purpose of any Permitted Refinancing in respect of any of the foregoing in clause (b) of this paragraph.  The Borrower may, by written notice to the Administrative Agent, re-designate any Unrestricted Subsidiary as a Restricted Subsidiary, and thereafter, such Subsidiary shall no longer constitute an Unrestricted Subsidiary, but only if (A) to the extent such Subsidiary has outstanding Indebtedness on the date of such designation, immediately after giving effect to such designation, the Borrower shall be in compliance, on a pro forma basis after giving effect to the incurrence of such Indebtedness, with the financial covenants set forth in Section 7.11 and Section 7.12 as of the last day of the most recently ended fiscal quarter for which the financial statements and compliance certificate required under Section 6.01 have been delivered to the Administrative Agent and the Lenders as if such incurrence (and any concurrent repayment of Indebtedness) had occurred on such day (and, as a condition

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precedent to the effectiveness of any such designation, the Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating satisfaction of such test) and (B) no Default or Event of Default would result from such re-designation.

1.3 Amendments to Definition of Indebtedness.  The definition of “Indebtedness” in Section 1.01 of the Credit Agreement is hereby amended by amending and restating the proviso therein to read in full and follows:

provided, however, that the “Indebtedness” of any Person shall not include (i) obligations or liabilities that were incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until such obligations or liabilities are outstanding more than ninety (90) days past the original invoice or billing date therefor or (ii) with respect to each Credit Party, any obligations or liabilities of such Credit Party in connection with any Production Payment.

1.4 Cash Collateralization. Section 2.06(j)(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(i)If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than sixty-six and two-thirds percent (66⅔%) of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in the Cash Collateral Account an amount in cash equal to one hundred five percent (105%) of the total LC Exposure as of such date plus any accrued and unpaid interest thereon, if any; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to Borrower described in paragraph (h) or  (i) of Article IX.

1.5 Excess Cash. Section 2.11 of the Credit Agreement is hereby amended by relabeling the existing clause (d) as a new clause (e), and adding a new clause (d) to read as follows:

(d)If any Excess Cash exists as of the last Business Day of any calendar week, the Borrower shall prepay the Loans (and after all Loans are repaid in full, provide cash collateral in accordance with Section 2.06(j)) in an aggregate amount equal to such Excess Cash.  The Borrower shall be obligated to make such prepayment and/or deposit of cash collateral on the Business Day immediately following the last Business Day of each such calendar week.

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1.6 Reserve Report. Section 3.02 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 3.02Reserve Report.  Following the Third Amendment Effective Date, as soon as available and in any event by March 15 and September 15 of each calendar year, commencing September 15, 2020, the Borrower shall deliver to the Administrative Agent and each Lender a Reserve Report, prepared as of the first day of the month immediately preceding the date such report is due, in form and substance reasonably satisfactory to the Administrative Agent and (solely with respect to the Reserve Report due on March 15 of each year) audited by an Approved Petroleum Engineer (or, in the case of any Reserve Report due on any date other than March 15 of each year, prepared by petroleum engineers employed by the Borrower or an Approved Petroleum Engineer), said Reserve Report to utilize economic and pricing parameters established from time to time by the Administrative Agent, together with such other information, reports and data concerning the value of the Borrowing Base Properties as the Administrative Agent shall deem reasonably necessary to determine the value of such Borrowing Base Properties.  Simultaneously with the delivery to the Administrative Agent and the Lenders of each Reserve Report, the Borrower shall submit to the Administrative Agent and each Lender the Borrower’s requested amount of the Borrowing Base as of the next Redetermination Date.  Promptly after the receipt by the Administrative Agent of such Reserve Report and the Borrower’s requested amount for the Borrowing Base, the Administrative Agent shall submit to the Lenders a recommended amount of the Borrowing Base to become effective for the period commencing on the next Redetermination Date.

1.7 Representations and Warranties regarding Excess Cash.    Section 5.02 of the Credit Agreement is hereby amended by (i) adding a new clause (e), and (ii) restating the last paragraph of the existing Section 5.02 in its entirety, each to read as follows:

(e)At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, there shall be no Excess Cash.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a), (b), (c), (d) and (e) of this Section.

1.8 Covenant Regarding Semi-annual Scheduled Redeterminations. The first sentence of Section 6.01(g) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

following the Third Amendment Effective Date, as soon as available, and in any event no later than March 15 and September 15 of each calendar year, and promptly following notice of a Special Redetermination requested by the

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Borrower under Section 3.04, the Reserve Report required on such date pursuant to Section 3.02.

1.9 Title Data. Section 6.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 6.10 Title Data.  Borrower will, and will cause each Guarantor to, deliver to the Administrative Agent such existing opinions of counsel and other evidence of title as the Administrative Agent shall deem reasonably necessary or appropriate to verify the title of the Credit Parties to not less than ninety percent (90%) of the Minimum Collateral Amount.

1.10 Consolidated Cash Balance Information. A new Section 6.18 is hereby added to the Credit Agreement to read in its entirety as follows:

Section 6.18Consolidated Cash Balance Information.  Upon the request of the Administrative Agent, and on the last Business Day of any calendar week (or, if a Default, Event of Default or Borrowing Base Deficiency has occurred and is continuing, on any Business Day) on which the Borrower has any Excess Cash on such Business Day, the Borrower shall provide to the Administrative Agent, within one (1) Business Day of any such day, summary and balance statements, in a form reasonably acceptable to the Administrative Agent, for each account in which any Consolidated Cash Balance is held or to which any Consolidated Cash Balance is credited, together with a written statement setting forth a reasonably detailed calculation of amounts excluded from the definition of Excess Cash pursuant to the parenthetical set forth in the definition thereof.

1.11 Limitations on Hedge Modifications. Section 7.03(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(d) If any Credit Party enters into any Hedge Modification, the Borrower shall provide the Administrative Agent with written notice of such Hedge Modification within three (3) Business Days thereafter, setting forth, in reasonable detail, the terms of such Hedge Modification; provided that no Hedge Modification may be made by any Credit Party if the economic effect on the Borrowing Base (as determined by the Administrative Agent) of all Hedge Modifications entered into since the most recent Scheduled Redetermination, after giving effect to any Engineered Value (as determined by the Administrative Agent) attributable to Hedging Contracts entered into since the most recent Scheduled Redetermination, exceeds, in the aggregate for all Credit Parties, an amount equal to five percent (5.0%) of the Borrowing Base then in effect or ten percent (10%) of the Borrowing Base then in effect when aggregated with any reduction in Midstream Dividend Value during such period and any Disposition of Borrowing Base Properties in accordance with Section 7.05(h), unless (x) in the event such economic effect is less than an amount equal to fifteen percent (15%) of the Borrowing Base then in effect, (i)  such Credit Party shall have received the prior written consent of the Administrative Agent, (ii) the Borrowing

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Base is adjusted in accordance with clause (z)(ii) below and (iii) the Borrower prepays the Loans or provides cash collateral to the extent required by Section 2.11(c) as a result of such Hedge Modifications, or (y) such Credit Party shall have received the prior written consent of the Required Lenders, or (z)(i) at the time of and after giving effect to any such Hedge Modification, no Default exists, (ii) the Borrowing Base is adjusted by an amount determined by the Required Lenders (or in the event the Engineered Value (as determined by the Administrative Agent) of all Hedge Modifications (and reduction in Midstream Dividend Value and Borrowing Base Properties Disposed of, if applicable) entered into by the Credit Parties since the most recent Scheduled Redetermination is less than an amount equal to fifteen percent (15%) of the Borrowing Base then in effect, as determined by the Administrative Agent), in each case, with any such Borrowing Base adjustment to be determined by the Required Lenders or the Administrative Agent, as applicable, after giving effect to any adjustments to Engineered Value since the most recent Scheduled Redetermination of (1) any Borrowing Base Properties constituting proved undeveloped reserves or proved developed non-producing reserves in the Reserve Report delivered in connection with the most recent Scheduled Redetermination that have become proved developed producing reserves and (2) all Borrowing Base Properties Disposed of (and reduction in Midstream Dividend Value and Hedge Modifications, if applicable), in each case, based on updated Reserve Reports or other engineering reports provided to the Administrative Agent in connection with such Disposition, and (iii) the Borrower prepays the Loans or provides cash collateral to the extent required by Section 2.11(c) as a result of such Hedge Modifications.

1.12 Limitations on Dispositions. Section 7.05(h) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(h) the Disposition of any Borrowing Base Property or any interest therein (whether pursuant to a Disposition of all, but not less than all, of the Equity Interests of any Restricted Subsidiary, a Disposition in respect of Production Payments, or otherwise), which is Disposed of for fair consideration to a Person; provided that no Borrowing Base Property may be Disposed of by any Credit Party (whether pursuant to a Disposition of all, but not less than all, of the Equity Interests of any Restricted Subsidiary, a Disposition in respect of Production Payments, or otherwise) if the Engineered Value (as determined by the Administrative Agent) of all Borrowing Base Properties Disposed of since the most recent Scheduled Redetermination (including any reduction in Midstream Dividend Value during such period), after giving effect to any Engineered Value (as determined by the Administrative Agent) attributable to Hedging Contracts entered into since the most recent Scheduled Redetermination, exceeds, in the aggregate for all Credit Parties, an amount equal to five percent (5.0%) of the Borrowing Base then in effect or ten percent (10%) of the Borrowing Base then in effect when aggregated with any Hedge Modification in accordance with Section 7.03(d), unless (x) in the event such Engineered Value (as determined by the

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Administrative Agent) is less than an amount equal to fifteen percent (15%) of the Borrowing Base then in effect,  (i) such Credit Party shall have received the prior written consent of the Administrative Agent, (ii) the Borrowing Base is adjusted in accordance with clause (z)(v) below and (iii) the Borrower prepays the Loans or provides cash collateral to the extent required by Section 2.11(b) as a result of such Dispositions, or (y) such Credit Party shall have received the prior written consent of the Required Lenders, or (z) (i) at the time of and after giving effect to any such Disposition, no Default exists, (ii) the Borrower provides the Administrative Agent with at least fifteen (15) days prior written notice of such Disposition, setting forth in reasonable detail the Borrowing Base Properties that are subject to such Disposition, and such Disposition is consummated prior to the next Redetermination of the Borrowing Base, (iii) the consideration received from any such Disposition is at least equal to the fair market value of the Borrowing Base Properties subject to such Disposition, as reasonably determined in good faith by the board of directors of such Credit Party and, if requested by the Administrative Agent, the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer of such Credit Party certifying to that effect, (iv) at least 80% of the consideration received by the Credit Parties in respect of any such Disposition is cash or cash equivalents, (v) the Borrowing Base is adjusted by an amount determined by the Required Lenders (or in the event the Engineered Value (as determined by the Administrative Agent) of all Borrowing Base Properties Disposed of (and reduction in Midstream Dividend Value and Hedge Modifications, if applicable) by the Credit Parties since the most recent Scheduled Redetermination is less than an amount equal to fifteen percent (15%) of the Borrowing Base then in effect, determined by the Administrative Agent), in each case, with any such Borrowing Base adjustment to be determined by the Required Lenders or the Administrative Agent, as applicable, after giving effect to any adjustments to Engineered Value since the most recent Scheduled Redetermination of (1) any Borrowing Base Properties constituting proved undeveloped reserves or proved developed non-producing reserves in the Reserve Report delivered in connection with the most recent Scheduled Redetermination that have become proved developed producing reserves and (2) all Borrowing Base Properties Disposed of (and reduction in Midstream Dividend Value and Hedge Modifications, if applicable), in each case, based on updated Reserve Reports or other engineering reports provided to the Administrative Agent in connection with such Disposition, and (vi) the Borrower prepays the Loans or provides cash collateral to the extent required by Section 2.11(b) as a result of such Dispositions.

1.13 Additional Amendments to Credit Agreement. The additional amendments to the Credit Agreement contained in Annex A attached hereto are hereby made to the Credit Agreement.

SECTION 2. Redetermination of Borrowing Base.  This Amendment shall constitute notice of the Redetermination of the Borrowing Base pursuant to Section 3.05 of the Credit Agreement, and the Administrative Agent, Lenders constituting at least the Required Lenders,

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Borrower and the Guarantors hereby acknowledge that effective as of the Third Amendment Effective Date, the Borrowing Base is $2,850,000,000, and such redetermined Borrowing Base shall remain in effect until the earlier of (i) the Scheduled Redetermination to occur on or about October 15, 2020 pursuant to Section 3.03 of the Credit Agreement and (ii) the date such Borrowing Base is otherwise adjusted pursuant to the terms of the Credit Agreement. For the avoidance of doubt, the redetermination of the Borrowing Base contained in this Section 2 constitutes the Scheduled Redetermination, which otherwise would have occurred on or about April 15, 2020 pursuant to Section 3.03 of the Credit Agreement

SECTION 3. Conditions to Effectiveness.    The amendments to the Existing Agreement contained in Section 1 of this Amendment shall be effective upon the date each of the conditions set forth in this Section 3 is satisfied (the “Third Amendment Effective Date”)

3.1 Execution and Delivery. Each Credit Party, at least the Majority Lenders and the Administrative Agent shall have executed and delivered this Amendment.

3.2 Security Agreement. Each Credit Party and the Administrative Agent shall have executed and delivered the amended and restated Security Agreement, in form and substance satisfactory to the Administrative Agent.

3.3 Certificates.  The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Credit Party, the authorization of this Amendment and the transactions contemplated hereby and any other legal matters relating to the Credit Parties, this Amendment or the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

3.4 Other Documents.  The Administrative Agent shall have received such other instruments and documents incidental and appropriate to the transactions provided for herein as the Administrative Agent or its special counsel may reasonably request, and all such documents shall be in form and substance reasonably satisfactory to the Administrative Agent.

3.5 Representations and Warranties. Each of the representations and warranties contained in the Credit Agreement and in each of the other Loan Documents shall be true and correct in all material respects on and as of the Third Amendment Effective Date (except to the extent such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such date and any representation or warranty which is qualified by reference to “materiality” or “Material Adverse Effect” is true and correct in all respects).

3.6 No Default. No Default shall have occurred and be continuing as of the Third Amendment Effective Date.

3.7 Fees.  The Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Third Amendment Effective Date.

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SECTION 4. Post-Closing Covenants.

4.1 Mortgage and Title.  On or before the date that is thirty (30) days following the Third Amendment Effective Date (or such later date as the Administrative Agent may agree), the Borrower shall and shall cause each other Credit Party to (a) execute and deliver Mortgages, amendments to Mortgages, or amendments and restatements of Mortgages, in form and substance reasonably satisfactory to the Administrative Agent, as the Administrative Agent may reasonably require to comply with the requirements of Section 6.09 of the Credit Agreement and (b) deliver title information  required to comply with Section 6.10 of the Credit Agreement.

4.2 Control Agreements. On or before the date that is thirty (30) days following the Third Amendment Effective Date (or such later date as Administrative Agent may agree), the Borrower shall and shall cause each other Credit Party to execute and deliver all deposit account control agreements and any other control agreements required pursuant to the Security Agreement.

SECTION 5. Representations and Warranties of Credit Parties. To induce the Lenders to enter into this Amendment, each Credit Party hereby represents and warrants to the Lenders as follows:

5.1 Reaffirmation of Representations and Warranties/Further Assurances.  Both before and after giving effect to the amendments herein, each representation and warranty of such Credit Party contained in the Credit Agreement and in each of the other Loan Documents is true and correct in all material respects as of the date hereof (except to the extent such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such date and any representation or warranty which is qualified by reference to “materiality” or “Material Adverse Effect” is true and correct in all respects).

5.2 Corporate Authority; No Conflicts.  The execution, delivery and performance by each Credit Party of this Amendment are within such Credit Party’s corporate or other organizational powers, have been duly authorized by necessary action, require no action by or in respect of, or filing with, any Governmental Authority and do not violate or constitute a default under any provision of any applicable law or other agreements binding upon any Credit Party or result in the creation or imposition of any Lien upon any of the assets of any Credit Party except for Permitted Liens and otherwise as permitted in the Credit Agreement.

5.3 Enforceability.  This Amendment constitutes the valid and binding obligation of Borrower and each other Credit Party enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.

5.4 No Default. As of the date hereof, both before and immediately after giving effect to this Amendment, no Default has occurred and is continuing.

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THIRD AMENDMENT TO CREDIT AGREEMENT	PAGE 12

SECTION 6. Miscellaneous.

6.1 Reaffirmation of Loan Documents and Liens.  Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect and are hereby in all respects ratified and confirmed by each Credit Party.  Borrower and each Guarantor hereby agrees that the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of any Credit Party under the Credit Agreement and the other Loan Documents or the Liens securing the payment and performance thereof.

6.2 Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

6.3 Legal Expenses.  Each Credit Party hereby agrees to pay all reasonable fees and expenses of special counsel to the Administrative Agent incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and all related documents.

6.4 Counterparts.  This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.

6.5 Complete Agreement.  THIS AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

6.6 Headings.  The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

6.7 Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York.

6.8 Reference to and Effect on the Loan Documents.

(a)This Amendment shall be deemed to constitute a Loan Document for all purposes and in all respects.  Each reference in the Existing Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference

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THIRD AMENDMENT TO CREDIT AGREEMENT	PAGE 13

in the Existing Agreement or in any other Loan Document, or other agreements, documents or other instruments executed and delivered pursuant to the Existing Agreement to the “Credit Agreement”, shall mean and be a reference to the Existing Agreement as amended by this Amendment.

(b)The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

[Signature pages follow.]

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THIRD AMENDMENT TO CREDIT AGREEMENT	PAGE 14

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective authorized officers to be effective as of the date first above written.

BORROWER:

ANTERO RESOURCES CORPORATION

By:	/s/ Alvyn A. Schopp
Name: Alvyn A. Schopp
Title: Chief Administrative Officer and Regional Senior Vice President

GUARANTOR:

ANTERO SUBSIDIARY HOLDINGS LLC
MONROE PIPELINE LLC

By:	/s/ Alvyn A. Schopp
Name: Alvyn A. Schopp
Title: Chief Administrative Officer and Regional Senior Vice President

ANTERO RESOURCES CORPORATION
THIRD AMENDMENT TO CREDIT AGREEMENT	SIGNATURE PAGE

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Issuing Bank and a Lender

By:	/s/ David Morris
Name: David Morris
Title: Authorized Officer

ANTERO RESOURCES CORPORATION
THIRD AMENDMENT TO CREDIT AGREEMENT	SIGNATURE PAGE

WELLS FARGO BANK, N.A.,
as Issuing Bank and a Lender

By:	/s/ Jonathan Herrick
Name: Jonathan Herrick
Title: Director

ANTERO RESOURCES CORPORATION
THIRD AMENDMENT TO CREDIT AGREEMENT	SIGNATURE PAGE

BARCLAYS BANK PLC,
as a Lender

By:	/s/ Sydney G. Dennis
Name: Sydney G. Dennis
Title: Director

ANTERO RESOURCES CORPORATION
THIRD AMENDMENT TO CREDIT AGREEMENT	SIGNATURE PAGE

BMO HARRIS BANK N.A.,
as a Lender

By:	/s/ Matthew L. Davis
Name: Matthew L. Davis
Title: Director

ANTERO RESOURCES CORPORATION
THIRD AMENDMENT TO CREDIT AGREEMENT	SIGNATURE PAGE

CITIBANK, N.A.,
as a Lender

By:	/s/ Phil Ballard
Name: Phil Ballard
Title: Vice President

ANTERO RESOURCES CORPORATION
THIRD AMENDMENT TO CREDIT AGREEMENT	SIGNATURE PAGE

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as a Lender

By:	/s/ Michael Willis
Name: Michael Willis
Title: Managing Director

By:	/s/ Ting Lee
Name: Ting Lee
Title: Director

ANTERO RESOURCES CORPORATION
THIRD AMENDMENT TO CREDIT AGREEMENT	SIGNATURE PAGE

ABN AMRO CAPITAL USA LLC,
as a Lender

By:	/s/ David Montgomery
Name: David Montgomery
Title: Managing Director

By:	/s/ Darrell Holley
Name: Darrell Holley
Title: Managing Director

ANTERO RESOURCES CORPORATION
THIRD AMENDMENT TO CREDIT AGREEMENT	SIGNATURE PAGE

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Lender

By:	/s/ Nupur Kumar
Name: Nupur Kumar
Title: Authorized Signatory

By:	/s/ Andrew Griffin
Name: Andrew Griffin
Title: Authorized Signatory

ANTERO RESOURCES CORPORATION
THIRD AMENDMENT TO CREDIT AGREEMENT	SIGNATURE PAGE

DNB CAPITAL LLC,
as a Lender

By:	/s/ Mita Zalavadia
Name: Mita Zalavadia
Title: Assistant Vice President

By:	/s/ Samantha Stone
Name: Samantha Stone
Title: Vice President

ANTERO RESOURCES CORPORATION
THIRD AMENDMENT TO CREDIT AGREEMENT	SIGNATURE PAGE

ING CAPITAL LLC,
as a Lender

By:	/s/ Juli Bieser
Name: Juli Bieser
Title: Managing Director

By:	/s/ Scott Lamoreaux
Name: Scott Lamoreaux
Title: Director

ANTERO RESOURCES CORPORATION
THIRD AMENDMENT TO CREDIT AGREEMENT	SIGNATURE PAGE

NATIXIS, NEW YORK BRANCH,
as a Lender

By:	/s/ Vikram Nath
Name: Vikram Nath
Title: Director

By:	/s/ Brian O’Keefe
Name: Brian O’Keefe
Title: Vice President

ANTERO RESOURCES CORPORATION
THIRD AMENDMENT TO CREDIT AGREEMENT	SIGNATURE PAGE

SUMITOMO MITSUI BANKING CORPORATION,
as a Lender

By:	/s/ Michael Maguire
Name: Michael Maguire
Title: Managing Director

ANTERO RESOURCES CORPORATION
THIRD AMENDMENT TO CREDIT AGREEMENT	SIGNATURE PAGE

TRUIST BANK, formerly known as BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ Greg Krablin
Name: Greg Krablin
Title: Senior Vice President

ANTERO RESOURCES CORPORATION
THIRD AMENDMENT TO CREDIT AGREEMENT	SIGNATURE PAGE

COMERICA BANK,
as a Lender

By:	/s/ Caroline M. McClurg
Name: Caroline M. McClurg
Title: Senior Vice President

ANTERO RESOURCES CORPORATION
THIRD AMENDMENT TO CREDIT AGREEMENT	SIGNATURE PAGE

MORGAN STANLEY BANK, N.A.,
as a Lender

By:	/s/ Jake Dowden
Name: Jake Dowden
Title: Authorized Signatory

ANTERO RESOURCES CORPORATION
THIRD AMENDMENT TO CREDIT AGREEMENT	SIGNATURE PAGE

TRUIST BANK, as successor by merger to SUNTRUST BANK,
as a Lender

By:	/s/ Greg Krablin
Name: Greg Krablin
Title: Senior Vice President

ANTERO RESOURCES CORPORATION
THIRD AMENDMENT TO CREDIT AGREEMENT	SIGNATURE PAGE

ROYAL BANK OF CANADA,
as a Lender

By:	/s/ Katelyn Berkemeyer
Name: Katelyn Berkemeyer
Title: Authorized Signatory

ANTERO RESOURCES CORPORATION
THIRD AMENDMENT TO CREDIT AGREEMENT	SIGNATURE PAGE

Annex A

Amendments to Credit Agreement

1.1Added Definitions.  The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read in their entirety as follows:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may be a SOFR-Based Rate) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than 1.00%, the Benchmark Replacement will be deemed to be 1.00% for the purposes of this Agreement; provided further that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion.

“Benchmark Replacement Adjustment” means the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time (for the avoidance of doubt, such Benchmark Replacement Adjustment shall not be in the form of a reduction to the Applicable Rate).

“Benchmark Replacement Conforming Changes”  means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent

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determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date”  means the earlier to occur of the following events with respect to the LIBO Rate:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the LIBO Screen Rate permanently or indefinitely ceases to provide the LIBO Screen Rate; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBO Rate:

(1) a public statement or publication of information by or on behalf of the administrator of the LIBO Screen Rate announcing that such administrator has ceased or will cease to provide the LIBO Screen Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Screen Rate;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Screen Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBO Screen Rate, a resolution authority with jurisdiction over the administrator for the LIBO Screen Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Screen Rate, in each case which states that the administrator of the LIBO Screen Rate has ceased or will cease to provide the LIBO Screen Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Screen Rate; and/or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Screen Rate announcing that the LIBO Screen Rate is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the

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expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to Section 2.14.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Administrative Agent in accordance with:

(1) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

(2) if, and to the extent that, the Administrative Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that the Administrative Agent determines in its reasonable discretion are substantially consistent with any evolving or then-prevailing market convention for determining compounded SOFR for U.S. dollar-denominated syndicated credit facilities at such time;

provided,  further, that if the Administrative Agent decides that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for the Administrative Agent, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement.”

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the applicable Interest Period with respect to the LIBO Rate.

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THIRD AMENDMENT TO CREDIT AGREEMENT	Annex A

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 11.23.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Early Opt-in Election” means the occurrence of:

(1) (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.14 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and

(2) (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.

“Federal Reserve Bank of New York’s Website”  means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“IBA” has the meaning assigned to such term in Section 1.06.

“Overnight Bank Funding Rate”  means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on the Federal Reserve Bank of New York’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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“QFC Credit Support” has the meaning assigned to it in Section 11.23.

“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Requirement of Law” means, as to any Person, the Certificate of Incorporation and By‑Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the NYFRB, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.

“SOFR-Based Rate” means SOFR, Compounded SOFR or Term SOFR.

“Supported QFC” has the meaning assigned to it in Section 11.23.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than 1.00%, the Unadjusted Benchmark Replacement will be deemed to be 1.00% for the purposes of this Agreement.

“U.S. Special Resolution Regimes” has the meaning assigned to it in Section 11.23.

1.2Amendments to Definitions.    The following definitions in Section 1.01 of the Credit Agreement are hereby amended and restated to read in their entirety as follows:

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THIRD AMENDMENT TO CREDIT AGREEMENT	Annex A

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation”  means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom,  Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that, if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom,  any powers of the applicable Resolution Authority  under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution  or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.3Interest Rates; LIBOR Notification.    A new Section 1.06 is hereby added to the Credit Agreement to read in its entirety as follows:

Section 1.06.Interest Rates; LIBOR Notification.  The interest rate on Eurodollar Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate.  The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market.  In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the

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ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans.  In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate.  Upon the occurrence of a Benchmark Transition Event or an Early Opt-In Election, Section 2.14(c) provides a mechanism for determining an alternative rate of interest.  The Administrative Agent will promptly notify the Borrower, pursuant to Section 2.14(e), of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.14(c), whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.14(d)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

1.4Alternate Rate of Interest.    Section 2.14 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 2.14.Alternate Rate of Interest; Illegality.

(a) If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(i)        the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including, without limitation, by means of an Interpolated Rate or because the LIBO Screen Rate is not available or published on a current basis) for such Interest Period; provided that no Benchmark Transition Event shall have occurred at such time; or

(ii)       the Administrative Agent is advised by the Required Lenders (or, in the case of a Eurodollar Loan, the Lender that is required to make such Loan) that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

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then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and any such Eurodollar Borrowing shall be repaid or converted into an ABR Borrowing on the last day of the then current Interest Period applicable thereto, and (B) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

(b) If any Lender determines that any Requirement of Law has made it unlawful, or if any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain, fund or continue any Eurodollar Borrowing, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligations of such Lender to make, maintain, fund or continue Eurodollar Loans or to convert ABR Borrowings to Eurodollar Borrowings will be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice by the Borrower, the Borrower will upon demand from such Lender (with a copy to the Administrative Agent), either prepay or convert all Eurodollar Borrowings of such Lender to ABR Borrowings, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans.  Upon any such prepayment or conversion, the Borrower will also pay accrued interest on the amount so prepaid or converted.

(c) Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower, so long as the Administrative Agent has not received, by such time, written notice of objection to such proposed amendment from Lenders comprising the Required Lenders of each Class; provided that, with respect to any proposed amendment containing any SOFR-Based Rate, the Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein.  Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders of each Class have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of LIBO Rate with a Benchmark Replacement will occur prior to the applicable Benchmark Transition Start Date.

(d) In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything

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to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(e) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period.  Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.14.

(f) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and any such Eurodollar Borrowing shall be repaid or converted into an ABR Borrowing on the last day of the then current Interest Period applicable thereto, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

1.5Amendment to Section 11.22.  Section 11.22 of the Credit Agreement is hereby amended by (i) replacing the phrase “EEA Financial Institution” in each instance it occurs with the phrase “Affected Financial Institution” and (ii) replacing the phrases “an EEA Resolution Authority” and “any EEA Resolution Authority” in each instance they occur with the phrase “the applicable Resolution Authority”.

1.6Acknowledgement Regarding Any Supported QFCs.    A new Section 11.23 is hereby added to the Credit Agreement to read in its entirety as follows::

Section 11.23Acknowledgement Regarding Any Supported QFCs.  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Contracts or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

ANTERO RESOURCES CORPORATION
THIRD AMENDMENT TO CREDIT AGREEMENT	Annex A

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

ANTERO RESOURCES CORPORATION
THIRD AMENDMENT TO CREDIT AGREEMENT	Annex A